Exhibit 99.1

Contact:

Investor Relations

212-479-3195

Newcastle Announces Second Quarter 2013 Results

NEW YORK— (BUSINESS WIRE)—August 7, 2013—Newcastle (NYSE: NCT; the “Company”) today reported the following information for the quarter ended June 30, 2013:

•	Income available for common stockholders (“GAAP Income”) of $52.3 million, or $0.20 per diluted share, an increase of 43% and 33%, respectively, compared to Q1 2013

•	Core earnings of $43.0 million, an increase from $37.4 million in Q1 2013, and core earnings per diluted share of $0.16, in-line with Q1 2013

The Company’s second quarter results include forty-five days of earnings attributable to the operations of New Residential Investment Corp. (NYSE: NRZ; “New Residential”), which was spun off on May 15, 2013. Excluding earnings attributable to New Residential, the Company’s GAAP Income was $27.8 million, or $0.11 per diluted share, and core earnings was $23.3 million, or $0.09 per diluted share.

	Q1 2013	Q2 2013	Q2 2013, Pro forma Excluding NRZ
Summary Operating Results:
GAAP Income	$36.6 million	$52.3 million	$27.8 million
GAAP Income per Diluted Share	$0.15	$0.20	$0.11
Non-GAAP Results:
Core Earnings	$37.4 million	$43.0 million	$23.3 million
Core Earnings per Diluted Share	$0.16	$0.16	$0.09

At quarter end, the Company had approximately $216 million of cash to invest. If this cash were fully invested at a 15% return, the Company expects that it could add approximately $0.03 to future quarterly earnings. The Company’s cash on hand as of August 5, 2013 was fully committed.

For a reconciliation of GAAP Income to core earnings and Pro forma GAAP Income to pro forma core earnings, please refer to the table below following the presentation of GAAP results.

Highlights for the quarter ended June 30, 2013:

•	Spin-Off of New Residential – Completed the spin-off of New Residential on May 15, 2013.

•	Investment Activity – Invested $119 million in debt related investments, including $43 million to purchase debt backed by CDO VIII notes.

•

CDO IV Collapse – Generated $68 million of proceeds to the Company by selling all of the collateral in CDO IV at an average price of 95% of par, or $145 million, and paying off $77 million of third-party debt (including $5 million to CDO VIII) at par. Proceeds included $60 million on debt that the Company had repurchased at an average price of 52% of par.

•	Dividend – Dividend of $0.17 per common share, or $43 million, for the second quarter declared on June 3, 2013.

•	Capital Raise– Raised approximately $200 million of gross proceeds from the sale of 40 million shares of common stock, which priced on June 11, 2013.

Highlights subsequent to June 30, 2013:

•

Senior Living Acquisitions – Invested $86 million to purchase 17 senior living assets financed with $177 million of non-recourse debt at a weighted average rate of 4.3% and a weighted average maturity of 5.2 years, for a total gross initial investment of $263 million, including related transaction costs and working capital.

•	Other Investment Activity – Invested or committed to invest up to approximately $115 million in opportunistic investments, with total equity expected to be $80 million after financing.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q, which is also available on the Company’s website, www.newcastleinv.com.

Newcastle Investment Corp.

Investment Portfolio as of June 30, 2013

($ in millions)

			% of				Weighted
	Outstanding Face	Amortized	Total	Carrying	Number of		Average
	Amount $	Cost Basis (1)	Basis	Value	Investments	Credit (2)	Life (years) (3)
Investment

Real Estate Debt & Other Assets
Commercial Assets
CMBS	$353	227	11.1%	281	51	BB-	3.6
Mezzanine Loans	431	350	17.1%	350	15	80%	1.0
B-Notes	111	94	4.6%	94	4	77%	1.1
Whole Loans	30	30	1.5%	30	2	48%	0.7
CDO Securities (4)	93	66	3.2%	69	5	BB	2.9
Other Investments (5)	68	68	3.3%	68	3	—	—

Total Commercial Assets	1,086	835	40.8%	892			2.1

Residential Assets
MH and Residential Loans	307	271	13.3%	271	8,316	705	5.8
Non-Agency RMBS	108	42	2.1%	59	34	CCC	4.8
Real Estate ABS	8	—	0.0%	—	1	C	4.4

	423	313	15.3%	330			5.5

FNMA/FHLMC Securities	312	329	16.1%	329	39	AAA	3.7

Total Residential Assets	735	642	31.4%	659			4.7
Corporate Assets
REIT Debt	29	29	1.4%	31	5	BB+	2.1
Corporate Bank Loans	783	363	17.9%	363	7	CC	1.5

Total Corporate Assets	812	392	19.3%	394			1.5

Total Real Estate Debt & Other Assets	2,633	1,869	91.4%	1,945			2.7

Senior Living Facilities (6)	188	175	8.6%	175	12	—	—

Total Portfolio/Weighted Average	$2,821	2,044	100.0%	2,120			2.7

WA – Weighted average, in all tables

1)	Net of impairment.
2)	Credit represents the weighted average minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
3)	Weighted average life is based on the timing of expected principal reduction on the asset.
4)	Represents non-consolidated CDO securities, excluding eight securities with a zero value, which had an aggregate face amount of $109 million.
5)	Represents a $25 million equity investment in a real estate owned property and $43 million related to a linked transaction.
6)	Face amount of Senior Living Facilities investments represents the gross carrying amount, including intangibles, which excludes accumulated depreciation and amortization.

Newcastle Investment Corp.

Unaudited Consolidated Statements of Income

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest income	$62,824	$77,956	$124,156	$150,818
Interest expense	21,998	29,462	44,708	59,627

Net interest income	40,826	48,494	79,448	91,191

Impairment (Reversal)
Valuation allowance (reversal) on loans	(709)	(3,223)	1,525	(12,254)
Other-than-temporary impairment on securities	3,430	10,859	4,405	16,742
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income (loss)	480	863	44	(3,069)

Total impairment	3,201	8,499	5,974	1,419

Net interest income after impairment/reversal	37,625	39,995	73,474	89,772

Other Revenues
Rental income	11,721	515	23,195	1,024
Care and ancillary income	2,292	—	4,318	—

Total other revenues	14,013	515	27,513	1,024

Other Income (Loss)
Gain (loss) on settlement of investments, net	5,066	(1,177)	5,063	3,646
Gain on extinguishment of debt	—	39	1,206	20,782
Other income (loss), net	3,024	(3,744)	7,591	(774)

Total other income (loss)	8,090	(4,882)	13,860	23,654

Expenses
Loan and security servicing expense	1,021	1,104	2,055	2,202
Property operating expenses	8,409	231	16,772	457
General and administrative expense	9,938	4,841	14,151	7,003
Management fee to affiliate	8,148	5,631	17,713	10,607
Depreciation and amortization	4,070	2	8,149	4

Total expenses	31,586	11,809	58,840	20,273

Income from continuing operations	28,142	23,819	56,007	94,177
Income (loss) from discontinued operations	25,581	6,620	35,729	9,733

Net Income	53,723	30,439	91,736	103,910
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)

Income Available for Common Stockholders	$52,328	$29,044	$88,946	$101,120

Income Per Share of Common Stock
Basic	$0.20	$0.21	$0.36	$0.84

Diluted	$0.20	$0.21	$0.35	$0.84

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.10	$0.17	$0.22	$0.76

Diluted	$0.10	$0.17	$0.21	$0.76

Income (loss) from discontinued operations per share of common stock
Basic	$0.10	$0.04	$0.14	$0.08

Diluted	$0.10	$0.04	$0.14	$0.08

Weighted Average Number of Shares of Common Stock Outstanding
Basic	259,228,343	134,115,335	247,249,101	119,648,172

Diluted	265,396,219	135,172,953	252,807,613	120,421,528

Dividends Declared per Share of Common Stock	$0.17	$0.20	$0.39	$0.40

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2013	December 31,
	(Unaudited)	2012
Assets
Real estate securities, available-for-sale	$777,102	$1,691,575
Real estate related loans, held-for-sale, net	837,427	843,132
Residential mortgage loans, held-for-investment, net	273,332	292,461
Residential mortgage loans, held-for-sale, net	2,266	2,471
Subprime mortgage loans subject to call option	406,217	405,814
Investments in real estate, net of accumulated depreciation	167,878	169,473
Intangibles, net of accumulated amortization	13,349	19,086
Other investments	24,907	24,907
Cash and cash equivalents	271,052	231,898
Restricted cash	7,173	2,064
Derivative assets	43,470	165
Due from Affiliates	1,254	—
Receivables and other assets	19,907	17,197
Assets of discontinuted operations	—	245,069

Total Assets	$2,845,334	$3,945,312

Liabilities and Stockholders’ Equity
Liabilities
CDO bonds payable	$844,484	$1,091,354
Other bonds and notes payable	163,718	183,390
Repurchase agreements	311,276	929,435
Mortgage notes payable	120,525	120,525
Financing of subprime mortgage loans subject to call option	406,217	405,814
Junior subordinated notes payable	51,240	51,243
Derivative liabilities	20,197	31,576
Dividends Payable	43,951	38,884
Due to affiliates	3,216	3,620
Accrued expenses and other liabilities	16,884	15,931
Liabilities of discontinued operations	—	480

Total Liabilities	$1,981,708	$2,872,252

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2013 and December 31, 2012	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 and 500,000,000 shares authorized, 293,326,085 and 172,525,645 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	2,933	1,725
Additional paid-in capital	2,670,444	1,710,083
Accumulated deficit	(1,940,305)	(771,095)
Accumulated other comprehensive income (loss)	68,971	70,764

Total Equity	$863,626	$1,073,060

Total Liabilities and Stockholders’ Equity	$2,845,334	$3,945,312

Newcastle Investment Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations(1)

Three Months Ended June 30, 2013

	Newcastle	Pro Forma	Newcastle
	Consolidated	Adjustments	Consolidated
	Historical	New Residential	Pro Forma
Interest income	$62,824	$(5,863)	$56,961
Interest expense	21,998	(1,253)	20,745

Net interest income	40,826	(4,610)	36,216

Impairment (Reversal)
Valuation allowance (reversal) on loans	(709)	—	(709)
Other-than-temporary impairment on securities	3,430	(3,756)	(326)
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income (loss)	480	—	480

Total impairment	3,201	(3,756)	(555)

Net interest income after impairment/reversal	37,625	(854)	36,771
Other Revenues
Rental income	11,721	—	11,721
Care and ancillary income	2,292	—	2,292

Total other revenues	14,013	—	14,013

Other Income (Loss)
Gain (loss) on settlement of investments, net	5,066	(58)	5,008
Gain on extinguishment of debt	—	—	—
Other income (loss), net	3,024	—	3,024

Total other income (loss)	8,090	(58)	8,032

Expenses
Loan and security servicing expense	1,021	(115)	906
Property operating expenses	8,409	—	8,409
General and administrative expense	9,938	(26)	9,912
Management fee to affiliate	8,148	(1,809)	6,339
Depreciation and amortization	4,070	—	4,070

Total expenses	31,586	(1,950)	29,636

Income from continuing operations	28,142	1,038	29,180
Preferred dividends	(1,395)	—	(1,395)

Income from continuing operations after preferred dividends	$26,747	$1,038	$27,785

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.10		$0.11

Diluted	$0.10		$0.10

Weighted Average Number of Shares of Common Stock Outstanding
Basic	259,228,343		259,228,343

Diluted	265,396,219		265,396,219

(1)	Refer to Quarterly Report on Form 10-Q for explanations of the adjustments.

Newcastle Investment Corp.

Reconciliation of Core Earnings and Pro forma Core Earnings

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Income (loss) applicable to common stockholders	$52,328	$29,044	$88,946	$101,120
Add (Deduct):
Impairment (reversal)	3,201	8,499	5,974	1,419
Other (income) loss	(8,090)	4,882	(13,860)	(23,654)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations	(8,534)	(3,525)	(8,815)	(4,740)
Depreciation and amortization	4,070	2	8,149	4

Core earnings	$42,975	$38,902	$80,394	$74,149

Three Months Ended
June 30, 2013
Pro forma income (loss) from continuing operations after preferred dividends	$27,785
Add (Deduct):
Impairment (reversal)	(555)
Other (income) loss	(8,032)
Depreciation and amortization	4,070

Pro forma core earnings	$23,268

Core Earnings

Core earnings is a non-GAAP measure used by management to gauge the Company’s current performance. Core earnings excludes realized and unrealized gains and losses on investments, derivatives and debt obligations, which, although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. In addition, core earnings excludes the effect of depreciation and amortization charges, which, in the judgment of management, are not indicative of operating performance. Finally, core earnings accounts for the Company’s investment in a consumer loan portfolio (which was spun-off on May 15, 2013) on a level yield methodology.

Management believes that core earnings allows investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activities and to evaluate the Company’s current performance using the same measure that management uses to operate the business.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to GAAP Income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of its liquidity, and core earnings is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

CONFERENCE CALL

Newcastle’s management will host a conference call on Wednesday, August 7, 2013 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter 2013 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, August 14, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “17380530.”

ABOUT NEWCASTLE

The Company focuses on opportunistically investing in, and actively managing, real estate related assets and primarily invests in two distinct areas: (1) Senior Housing Assets and (2) Real Estate & Other Debt. The Company conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to committed investments and expected financing with respect to such investments. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from its expectations include, but are not limited to, the risk that committed investments cannot be financed on the basis and for the term at which we expect. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.